UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported)
June 20, 2017

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (650) 687-5817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Hewlett Packard Enterprise ("HPE") today announced that it has promoted Antonio Neri to President effective June 20, 2017. Previously, Mr. Neri served as Executive Vice President and General Manager, Enterprise Group, responsible for the development and delivery of the IT infrastructure solutions at the core of the world’s largest and fastest growing organizations, which includes servers, storage, networking, technology services, converged data center infrastructure, Telco and cloud solutions.

In addition to leading the company’s four primary lines of business, in this new role Mr. Neri will oversee the company’s efforts to streamline and optimize the go-forward company following the completion of the spin-mergers of its Enterprise Services and Software divisions. These efforts, which the company calls HPE Next, are focused on driving growth and profitability, and ensuring the company will be well positioned to win in the markets where it competes.

Margaret C. Whitman will continue in her role as Chief Executive Officer of HPE.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Neri, as previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2016, is incorporated herein by reference. A copy of the press release announcing the promotion of Mr. Neri is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
Exhibit 99.1	Hewlett Packard Enterprise Company Press Release, dated June 21, 2017 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: June 21, 2017	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary